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RP(R) FINANCIAL, LC.
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Financial Services Industry Consultants



                                                               December 23, 2004



Board of Directors
BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Brooklyn Federal Savings Bank
81 Court Street
Brooklyn, New York  11201-5003

Members of the Boards of Directors:

        We hereby consent to the use of our firm's name in the Form MHC-1/MHC-2, and any amendments thereto, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Brooklyn Federal Bancorp, Inc.



                                                      Sincerely,

                                                      /s/ RP Financial, LC

                                                      RP(R) FINANCIAL, LC.